Exhibit 5

                                                       October 28, 2004



Pennsylvania Commerce Bancorp, Inc.
100 Senate Avenue
P.O. Box 8599
Camp Hill, Pennsylvania 17001-8599


         Re:      Pennsylvania Commerce Bancorp, Inc.
                  Registration Statement on Form S-1

Gentlemen and Ladies:

         We have acted as counsel to Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-118236) (such Registration Statement, as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, relating to the offer and sale by the Company of up to 460,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock") (including up to 60,000 shares if the Underwriters exercise their over-allotment option) (collectively, the "Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. In rendering this opinion we have assumed that 2,407,508 shares of the Company's Common Stock are outstanding. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.



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October 28, 2004
Page 2


         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.



                                 Very truly yours,

                                 /s/ Blank Rome LLP
                                 ------------------------
                                 BLANK ROME LLP






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                                   EXHIBIT "A"

1.       The Company's Articles of Incorporation.

2.       The Bylaws of the Company, as amended.

3. Resolutions adopted by the Board of Directors of the Company relating to the offering and sale of its common stock by the Company pursuant to the Registration Statement.

4.       The Registration Statement.